May 1, 2017 First Quarter 2017 Financial Results Exhibit 99.3

May 1, 2017 1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs in a timely manner from its customers through regulated rates, including costs related to San Onofre and proposed spending on grid modernization; • decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, approval of proposed spending on grid modernization, the outcome of San Onofre CPUC proceedings, and delays in regulatory actions; • risks associated with cost allocation, including the potential movement of costs to certain customers, caused by the ability of cities, counties and certain other public agencies to generate and/or purchase electricity for their local residents and businesses, along with other possible customer bypass or departure due to increased adoption of distributed energy resources or technological advancements in the generation, storage, transmission, distribution and use of electricity, and supported by public policy, government regulations and incentives; • risks inherent in SCE’s transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), and governmental approvals; • ability to obtain sufficient insurance, including insurance relating to SCE's nuclear facilities and wildfire-related liability, and to recover the costs of such insurance or in the absence of insurance the ability to recover uninsured losses; and • risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, and cost overruns. Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

First Quarter Earnings Summary

	Q1 2017	Q1 2016	Variance
Basic Earnings Per Share (EPS)[1]			
SCE	$1.07	$0.90	$0.17
EIX Parent & Other	0.04	(0.04)	0.08
Basic EPS	**$1.11**	**$0.86**	**$0.25**
Less: Non-Core Items			
SCE	$ –	$ –	$ –
EIX Parent & Other[2]	–	0.01	(0.01)
Total Non-Core Items	**$ –**	**$0.01**	**$(0.01)**
Core Earnings Per Share (EPS)[1]			
SCE	$1.07	$0.90	$0.17
EIX Parent & Other	0.04	(0.05)	0.09
Core EPS[1]	**$1.11**	**$0.85**	**$0.26**

Key SCE EPS Drivers		
Revenue[3,4]		$0.12
- CPUC – Escalation	0.11	
- CPUC – Other	0.01	
Lower O&M		0.06
Higher depreciation		(0.04)
Higher net financing costs		(0.03)
Income tax[3,4]		0.06
Total core drivers		$0.17
Non-core items		–
Total		$0.17

Key EIX EPS Drivers	
EIX parent – Tax benefits on stock option exercises and other	$0.09
Total core drivers	$0.09
Non-core items[2]	(0.01)
Total	$0.08

1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. Impact includes hypothetical liquidation at book value (HLBV) for SoCore Energy projects
3. Excludes lower income tax benefits for incremental tax repair deductions and pole-loading program-based cost of removal of $0.06 per share
4. Excludes higher income tax benefits of $0.12 per share for the San Onofre tax abandonment in 2017

Note: First quarter 2016 earnings was updated to reflect the implementation of the accounting standard for share-based payments effective January 1, 2016. Diluted earnings were $1.10 and $0.85 per share for the three months ended March 31, 2017 and 2016, respectively

May 1, 2017 2 EDISON INTERNATIONAL

2017 EIX Earnings Per Share Guidance

2017 Earnings Per Share Guidance

	As of February 21, 2017			Reaffirmed As of May 1, 2017		
	Low	Mid	High	Low	Mid	High
EIX Basic EPS	**$4.04**	**$4.14**	**$4.24**	**$4.04**	**$4.14**	**$4.24**
Less: Non-Core Items[1]	-	-	-	-	-	-
EIX Core EPS[2]	**$4.04**	**$4.14**	**$4.24**	**$4.04**	**$4.14**	**$4.24**

2017 Core Earnings Per Share Guidance – Building from SCE Rate Base



$4.05
0.34
(0.25)
$4.14
• O&M and financing benefits - $0.31
• Energy efficiency - $0.03
• Holding Company - ($0.17)
• Edison Energy Group - ($0.08)
SCE 2017 EPS from Rate Base Forecast
SCE Variances
EIX Parent & Other
EIX 2017 Core EPS Midpoint Guidance

Key Assumptions

- SCE authorized rate base $26.2 billion
- Energy efficiency earnings $0.03 per share
- Authorized CPUC capital structure - 48% equity and 10.45% ROE
- FERC ROE of 10.5%
- No change in tax policy
- 325.8 million common shares
- Includes share-based tax benefits as recorded in Q1 2017
- MHI arbitration decision not included – $47 million pre-tax SCE recovery recorded as regulatory liability due to uncertainty - no earnings impact
- SONGS settlement continues to be implemented as approved by the CPUC

It is early in the year and our normal practice is to wait until later in the year before formally updating guidance. At the same time we recognize there is a bias to the upper half of the guidance range

1. There were no non-core items for the three months ended March 31, 2017
2. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix

May 1, 2017 3 EDISON INTERNATIONAL

May 1, 2017 4 General Rate Case Update – ORA Testimony ORA submitted testimony on April 7, 2017 • Proposed 2018 revenue requirement increase of $14 million above 2017 versus SCE’s request of a $222 million increase over presently authorized base rates • Proposed post test year increases: 2.7% and 4.2% in 2019 and 2020 over presently authorized total rates, respectively, versus SCE’s request of 4.2% and 5.2%, respectively1 ORA testimony elements of most interest to investors • Proposes no Grid Modernization capital expenditures and ~90% of traditional capital expenditures • Other items similar to ORA’s 2015 GRC testimony, including incentive compensation and traditional capital expenditures such as 4kV Cutovers and Overhead Conductor Program Other intervenors submit testimony on May 2, 2017 SCE rebuttal testimony is due June 16, 2017 ($ billions) SCE Rate Base Forecast Comparison – 2017-2020 2016 2017 2018 2019 2020 4-year CAGR SCE’s Request Level Forecast $24.9 $26.2 $29.3 $32.0 $34.6 8.6% SCE’s Request Level Forecast at ORA Recommended Capital Spending Levels $24.9 $26.2 $28.6 $30.4 $32.2 6.6% Difference ($0.0) ($0.0) ($0.7) ($1.6) ($2.4) 1. Includes $48 million one-time recovery of pre-2018 Balancing/Memorandum Accounts

May 1, 2017 5 Other First Quarter Finance Topics SCE Capital Spending and Rate Base Forecasts • At request level, continue to see 8.6% average annual rate base growth opportunity through 2020 • Potential for at least $4 billion of capital spending and at least $2 billion of rate base growth annually well into the next decade • $1 billion of investment opportunities through early part of the next decade not included in forecasts Major Transmission Project Developments • Mesa – Schedule updated for six-month adjustment of completion date from Fall 2021 to Spring 2022 • West of Devers – CPUC denied ORA’s appeal of its approval of the project on March 23 • Alberhill System – Final environmental impact review received April 7 - accepted SCE’s recommended project Cost of Capital Settlement • Initial proposed decision approving settlement withdrawn – awaiting new proposed decision No Equity Issuances Required to Support SCE Capital Investments • $139 million of cash used in Q1 to buy common stock to avoid dilution from benefit plans Strong Balance Sheet - SCE • Fund capital spending with debt and preferred borrowings, operating cash flow and retained earnings • Common equity percent of total capitalization unchanged from year-end at 50.4% vs. required 48% • No short-term debt as of March 31, 2017 Strong Balance Sheet – Edison International Holding Company • $400 million 2.125% senior notes due 2020 issued in March Q2 2017 Earnings Reporting Date July 27, 2017 (tentative) • Expect to update earnings guidance based on year-to-date performance

May 1, 2017 6 Appendix

SCE Capital Expenditure Forecast – Request Level

($ billions)



Traditional Capital Spending:
Distribution
Transmission
Generation
Grid Modernization Capital Spending:
Grid Modernization
$3.5
$4.2
$5.0
$5.1
$5.0
2016 (Actual)
2017
2018
2019
2020

$19.3 Billion Capital Program for 2017-2020

- Capital expenditure forecast incorporates GRC, FERC and non-GRC CPUC spending – unchanged from prior quarter
  - Grid modernization spending of $2.3 billion during four-year period
  - 2017 traditional capital spending incorporates 2015 GRC decision and FERC spending
  - Includes $289 million of non-GRC CPUC capital spending for grid modernization and mobile home pilot program and charge ready pilot in 2017
  - Excludes transportation electrification and Charge Ready Phase II
- Authorized/Actual may differ from forecast
  - Since the 2009 GRC, CPUC has approved 81%, 89%, and 92% of capital requested, respectively
  - SCE has no prior approval experience on grid modernization capital spending and, therefore, prior results may not be predictive
  - Forecasted FERC capital spending subject to timely receipt of permitting, licensing, and regulatory approvals

Note: Forecasted capital spending includes CPUC, FERC and other spending. See Capital Expenditure/Rate Base Detailed Forecast for further information, including potential investment excluded in forecasts. SCE currently sees 2017 capital expenditures of $4.0 billion, reflecting the lack of approval of a grid modernization memorandum account and minor delays on the start of construction for the Mesa Substation project

May 1, 2017 7 EDISON INTERNATIONAL

May 1, 2017 8 SCE Rate Base Forecast – Request Level CPUC • Rate base based on request levels from 2018 GRC and 2018 positive true-up from authorized to forecast 2017 rate base FERC • FERC rate base is approximately 19% of SCE’s rate base by 2020; includes Construction Work in Progress (CWIP) Other • No change from prior forecast • Excludes SONGS regulatory asset ($ billions) Note: Weighted-average year basis. 2016-2017 based on 2015 GRC decision. 2018-2020 CPUC based on 2018 GRC request, FERC based on latest forecast and current tax law, except “rate-base offset” for the 2015 GRC decision excluded because of write off of regulatory asset related to 2012-2014 incremental tax repairs 4-year CAGR of 8.6% $24.9 $26.2 $29.3 $32.0 $34.6 2016 (Authorized) 2017 2018 2019 2020 Traditional Grid Modernization

SCE Large Transmission Projects

Summary of Large Transmission Projects			
Project Name	**Total Cost[4]**	**Remaining Investment (as of March 2017)**	**In-Service Date**
West of Devers[1,3]	$1.1 billion	$1.01 billion	2021
Mesa Substation[1]	$608 million	$577 million	2022
Alberhill System[2]	$397 million	$360 million	2021
Riverside Transmission Reliability	$233 million	$227 million	2021
Eldorado-Lugo-Mohave Upgrade	$269 million	$264 million	2020

FERC Cost of Capital

10.5% ROE in 2017:

- Base ROE = 9.30% + CAISO participation + weighted average of individual project incentives
- FERC Formula recovery mechanism in effect through December 31, 2017
- Application for 2018 FERC Formula recovery mechanism expected to be filed in Q4 of 2017
- Recent court decisions and lack of FERC quorum could delay some decisions into 2018



Boulder City, NV
Laughlin, NV
Hesperia
San Bernardino
Vista
El Casco
Mesa
Jurupa Valley
Riverside
Devers
Alberhill System
SCE Service Territory
West of Devers
Riverside Transmission Reliability
Mesa 500kV Substation
Alberhill System
Eldorado-Lugo-Mohave Upgrade

1. CPUC approved
2. FEIR issued and revised costs are being developed, expected Q2
3. Morongo Transmission holds an option to invest up to $400 million, or half of the estimated cost of the transmission facilities only, at the in-service date. If the option is exercised, SCE's rate base would be offset by that amount
4. Total Costs are nominal direct expenditures, subject to CPUC and FERC cost recovery approval. SCE regularly evaluates the cost and schedule based on permitting processes, given that SCE continues to see delays in securing project approvals

May 1, 2017 9 EDISON INTERNATIONAL

May 1, 2017 10 MHI Award Accounting • On March 13, 2017, a decision was received from the International Chamber of Commerce International Court (ICC) regarding the MHI Arbitration • $47.1 million net proceeds received by SCE • CPUC will review the documentation of the final resolution of the MHI dispute and the legal costs incurred in pursuing claims against MHI to ensure such costs are not unreasonable in relation to the recovery obtained • Due to uncertainty associated with the treatment of the proceeds, no gain recorded • SONGS owners have elected not to appeal the decision MHI Arbitration Decision Calculation Total Liability Under Contract $137.5 Additional Interest (to be paid by MHI) 33.7 Total MHI Proceeds $163.7 Prior Invoice Paid by MHI (45.4) MHI Litigation Costs (to be paid by claimants) (58.1) Remaining Proceeds $60.2 Co-participants Share (13.1) SCE Cash Proceeds Received $47.1 ($ millions)

May 1, 2017 11 Earnings Non-GAAP Reconciliations Note: See Use of Non-GAAP Financial Measures. First quarter 2016 earnings was updated to reflect the implementation of the accounting standard for share-based payments effective January 1, 2016 ($ millions) Reconciliation of EIX GAAP Earnings to EIX Core Earnings SCE EIX Parent & Other Discontinued Operations Basic Earnings Non-Core Items SCE EIX Parent & Other Discontinued Operations Total Non-Core Core Earnings SCE EIX Parent & Other Core Earnings $295 (15) 1 $281 $ − 2 1 $3 $295 (17) $278 $349 13 − $362 $ – – – $ − $349 13 $362 Q1 2016 Q1 2017 Earnings Attributable to Edison International

May 1, 2017 12 SCE Core EPS Non-GAAP Reconciliations Basic EPS Non-Core Items Regulatory and tax items Write down, impairment and other charges Insurance recoveries Less: Total Non-Core Items Core EPS Reconciliation of SCE Basic Earnings Per Share to SCE Core Earnings Per Share 5% 5% $3.33 — — — — $3.33 $4.81 0.71 — — 0.71 $4.10 $2.76 — (1.12) — (1.12) $3.88 Note: See Use of Non-GAAP Financial Measures $4.46 — (0.22) — (0.22) $4.68 $3.06 — (1.18) 0.04 (1.14) $4.20 Earnings Per Share Attributable to SCE CAGR2011 2012 2013 2014 2015 $4.22 — — — — $4.22 2016

2016 Retrospectively Adjusted EPS by Quarter

	2016[1]	Q4	Q3	Q2	Q1
Earnings (loss) per share attributable to Edison International					
Continuing Operations					
SCE	$4.22	$1.01	$1.34	$0.98	$0.90
Edison International Parent & Other	(0.23)	(0.04)	(0.05)	(0.11)	(0.04)
Discontinued Operations	0.03	0.04	–	(0.01)	–
Edison International	**$4.02**	**$1.01**	**$1.29**	**$0.86**	**$0.86**
Less: Non-Core Items					
SCE	–	–	–	–	–
Edison International Parent & Other	0.02	–	–	0.01	0.01
Discontinued Operations	0.03	0.04	–	(0.01)	–
Total Non-Core Items	**$0.05**	**$0.04**	–	–	**$0.01**
Core Earnings (losses)					
SCE	4.22	1.01	1.34	0.98	0.90
Edison International Parent & Other	(0.25)	(0.04)	(0.05)	(0.12)	(0.05)
Edison International	**$3.97**	**$0.97**	**$1.29**	**$0.86**	**$0.85**

1. As a result of rounding, the total of the four quarters does not always equal the amount for the year

Note: Edison International and SCE adopted an accounting standard in the fourth quarter of 2016, effective January 1, 2016, which resulted in all of the tax effects related to share based payments being recorded through the income statement. Diluted EPS would have been, $1.00 for the fourth quarter of 2016, $1.27 for the third quarter of 2016, $0.85 for the second quarter of 2016 and $0.85 for the first quarter of 2016

May 1, 2017

13

EDISON INTERNATIONAL

May 1, 2017 14 Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Scott Cunningham, Vice President (626) 302-2540 scott.cunningham@edisonintl.com Allison Bahen, Senior Manager (626) 302-5493 allison.bahen@edisonintl.com